Exhibit 99.1
Eastern Bankshares, Inc. Reports Second Quarter 2026 Financial Results
Company Announces 5% Repurchase Authorization
•Net income of $105.2 million, or $0.48 per diluted share, included non-operating merger-related costs; record operating net income of $106.5 million, or $0.49 per diluted share.
•Return on average assets of 1.37% and return on average tangible common equity of 15.2%.
•Net interest margin on fully tax equivalent basis expanded 3 basis points to 3.66%, due to higher asset yields.
•Period-end loans grew 1.4% linked quarter, driven by strong C&I lending results. Deposits increased 3.2%, due to seasonal municipal inflows and broad-based growth across business lines.
•Wealth assets increased to a record high of $11.5 billion, including $10.6 billion of assets under management.
•Total capital returned to shareholders of $105.8 million, including $72.7 million in share repurchases.
BOSTON, July 23, 2026 — Eastern Bankshares, Inc. (the “Company”) (NASDAQ: EBC), the holding company of Eastern Bank, today announced its second quarter 2026 financial results.
FINANCIAL HIGHLIGHTS

	As of and for three months ended		Linked quarter Change
(Unaudited, $ in millions, except per share data)	Jun 30, 2026	Mar 31, 2026	△ $	△ %
Earnings
Net income	$105.2	$65.3	$40.0	61.1%
Per share, diluted	$0.48	$0.29	$0.19	65.5%

Operating net income*	$106.5	$88.6	$17.9	20.2%
Per share, diluted*	$0.49	$0.40	$0.09	22.5%

Net interest income	$251.9	$244.7	$7.3	3.0%
NIM - FTE*	3.66%	3.63%	NM	0.03%

Noninterest income	$57.6	$43.6	$14.0	32.1%
Operating noninterest income*	$57.9	$45.1	$12.8	28.4%
Noninterest expense	$167.9	$198.6	$(30.7)	(15.4)%
Operating noninterest expense*	$166.4	$167.9	$(1.5)	(0.9)%
Efficiency ratio	54.3%	68.9%	NM	(14.6)%
Operating efficiency ratio*	49.0%	52.8%	NM	(3.8)%

Balance sheet
Period-end balances
Loans	$23,713	$23,388	$325	1.4%
Deposits	$25,919	$25,105	$814	3.2%
Average balances
Loans	$23,483	$23,510	$(27)	(0.1)%
Deposits	$25,460	$25,195	$265	1.1%

Capital
Tangible shareholders’ equity / tangible assets*	10.06%	10.21%	NM	(0.15)%
CET1 capital ratio (1)	13.00%	13.16%	NM	(0.16)%
Book value per share	$18.72	$18.45	$0.27	1.5%
Tangible book value per share*	$13.13	$12.90	$0.23	1.8%

Asset quality
Non-performing loans	$109.4	$137.7	$(28.3)	(20.6)%
Total non-performing loans to total loans	0.47%	0.60%	NM	(0.13)%
Net charge-offs to average total loans	0.17%	0.17%	NM	—%

(1) CET1 capital ratio as of June 30, 2026 is a preliminary estimate.
*Non-GAAP Financial Measure.

“Eastern’s second-quarter performance reflects our focus on organically growing both banking and fee-based businesses and consistently returning capital to shareholders,” said Denis Sheahan, Chief Executive Officer. “Strong Commercial & Industrial lending results, partially offset by headwinds from Commercial Real Estate payoffs, drove a linked quarter increase in total loans. We continue to benefit from talent added in recent years and our relationship-driven model. Customers remain resilient, as Commercial loan pipelines finished June at a record quarter-end level of nearly $1 billion. Deposit balances grew meaningfully during the quarter with a modest rise in costs. While the deposit environment is highly competitive, we are committed to balancing growth with margin performance. Momentum in our Wealth business continued as assets increased to another record high and fees had strong growth year-over-year. We are encouraged by the strengthening partnership between our Wealth and Banking businesses, which continues to create more new business opportunities. Our comprehensive, solutions-oriented approach to wealth management is resonating with clients, reinforcing our value proposition. Finally, we are grateful for our customers, colleagues, and community partners whose trust and support position us for further growth in the markets we serve.”

David Rosato, Chief Financial Officer, added, “Operating net income increased 20% linked quarter, generating an operating return on average tangible common equity of 15.3% and annualized growth in tangible book value per share of 7%. We are pleased with our financial performance, which was highlighted by positive operating leverage, driven by growth in both net interest income and fee revenues combined with lower expenses, resulting in an operating efficiency ratio of 49%. Net interest income benefited from 3 basis points of margin expansion as higher asset yields more than offset increased funding costs. Fee revenue growth was strong and diversified, with notable increases in Wealth Management fees and interest rate swap income. Asset quality remains excellent, credit trends are positive, and as expected, non-performing loans declined for the second consecutive quarter following the HarborOne merger. In addition, we continued to return a significant amount of capital to shareholders during the quarter, while the Board’s approval of a new 5% share repurchase program underscores confidence in the Company’s long-term intrinsic value.”

NET INTEREST INCOME

Net interest income was $251.9 million, an increase of $7.3 million from the first quarter.

•Net interest income included net discount accretion of $19.7 million, compared to $19.5 million in the prior quarter. Net discount accretion contributed 28 basis points to the net interest margin on an FTE basis, consistent with the prior quarter.
•The net interest margin on an FTE basis increased 3 basis points to 3.66%, due to higher asset yields, partially offset by increased funding costs.
•The yield on total interest-earning assets was up 4 basis points to 5.05%, primarily due to higher loan and securities yields.
•The cost of total interest-bearing liabilities increased 2 basis points to 2.01%, due to modestly higher deposit costs, primarily in money market accounts.

NONINTEREST INCOME

Noninterest income was $57.6 million, an increase of $14.0 million from the first quarter. The current quarter included a non-operating loss of $0.3 million, compared to a loss of $1.5 million in the prior quarter.
On an operating basis, noninterest income of $57.9 million increased $12.8 million. The increase was primarily driven by the following:

•Income on investments for employee retirement benefits of $7.0 million due to strong equity market performance, compared to a loss of $1.9 million in the prior quarter. This $8.9 million increase in noninterest income was partially offset by a $3.4 million increase in related benefit costs reported in noninterest expense.

•Investment advisory fees increased $1.4 million to $19.7 million, primarily driven by higher Wealth assets and seasonal tax preparation fees.

•Interest rate swap income increased $1.0 million to $2.0 million, due to higher loan volume.

•Miscellaneous income and fees increased $0.7 million to $9.8 million, primarily attributable to an increase in gain on sale of commercial loans.

NONINTEREST EXPENSE

Noninterest expense was $167.9 million, a decrease of $30.7 million from the first quarter, primarily driven by lower non-operating and operating costs.

Non-operating noninterest expense of $1.6 million decreased $29.2 million, mostly due to lower merger-related costs.

On an operating basis, noninterest expense of $166.4 million decreased $1.5 million. The current quarter benefited from cost synergies achieved following the HarborOne core system conversion in February.

•Salaries and employee benefits decreased $5.1 million to $97.0 million.
•Occupancy and equipment decreased $0.9 to $13.2 million.
These improvements in operating noninterest expense were partially offset by the following:

•Professional services increased $2.3 million, primarily related to shareholder advisory fees.
•Other operating expense increased $1.6 million, primarily driven by a higher provision for unfunded commitments due to growth in off balance sheet commitments.

BALANCE SHEET

Total assets were $31,142 million at June 30, 2026, an increase of $509 million from March 31, 2026.

•Loans totaled $23,713 million, an increase of $325 million, or 1.4%, primarily due to strong Commercial and Industrial lending results, partially offset by Commercial Real Estate payoffs.
•Securities were $4,812 million, an increase of $239 million.

•Cash and equivalents were $256 million, a decrease of $75 million.

Deposits totaled $25,919 million, an increase of $814 million or 3.2%, primarily due to seasonal municipal inflows and broad-based growth across business lines.
Book value per share and tangible book value per share ended the quarter at $18.72 and $13.13, respectively.
Please refer to Appendix D for a roll-forward of tangible shareholders’ equity.

ASSET QUALITY

Non-performing loans (NPLs) improved, as expected, for the second consecutive quarter following the HarborOne merger. NPLs totaled $109.4 million, or 0.47% of total loans for the current quarter, compared to $137.7 million, or 0.60% of total loans, at March 31, 2026.

Total net charge-offs were $9.8 million, or 0.17% of average total loans, compared to $9.7 million, or 0.17% of average total loans in the prior quarter.

Provision for loan losses totaled $6.8 million compared to $5.8 million in the prior quarter.

The allowance for loan losses was $325.4 million, or 1.40% of total loans, compared to $327.9 million, or 1.43% of total loans, at March 31, 2026.

DIVIDENDS AND SHARE REPURCHASES

The Company repurchased 3.6 million shares of common stock during the second quarter at a weighted average price of $20.03, for an aggregate purchase price of $72.7 million. As of quarter-end, 1.3 million shares remained in the current share repurchase program. The Company also paid $33.1 million in cash dividends during the second quarter.

The Company’s Board of Directors authorized a new share repurchase program of up to 11.35 million shares, or 5% of common stock outstanding. The repurchase program expires on December 31, 2027.

In addition, the Board of Directors declared a quarterly cash dividend of $0.15 per common share, which will be payable on September 22, 2026 to shareholders of record as of the close of business on September 8, 2026.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s second quarter 2026 earnings will be held on Friday, July 24, 2026 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (833) 461-5787 from within North America and reference conference ID 875195656. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be available on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with more than 125 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of June 30, 2026, Eastern had approximately $31.1 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management and Private Banking Divisions, which include the largest bank-owned independent investment adviser in Massachusetts with $10.6 billion in assets under management. Eastern takes pride in its advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact
Andrew Hersom
Eastern Bankshares, Inc.
a.hersom@easternbank.com
617-897-1177

Media Contact
Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in the press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) gains and losses on sales of securities available for sale, net, (ii) gains and losses on the sale of other assets, (iii) impairment charges on tax credit investments and associated tax credit benefits, (iv) other real estate owned (“OREO”) gains (losses), (v) merger and acquisition expenses, (vi) certain discrete tax items, and (vii) expenses associated with staffing reorganization. Return on average tangible shareholders’ equity, operating return on average tangible shareholders’ equity as well as the operating efficiency ratio also further exclude the effect of amortization of intangible assets.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets and in the case of tangible net income (loss), return on average tangible shareholders’ equity and operating return on average tangible shareholders’ equity excludes the after-tax impact of amortization of intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company includes the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-D for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s implementation of the merger with HarborOne Bancorp, including that revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that Eastern’s business may not perform as expected in the years following the merger; that Eastern’s expansion of services or capabilities resulting from the merger may be more challenging than anticipated; and disruptions arising from transitions in management personnel; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiaries, including Eastern Bank, are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; operational risks such as cybersecurity incidents, natural disasters, and pandemics and the failure of the Company to execute its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in millions, except per-share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Earnings data
Net interest income	$251.9	$244.7	$237.4	$200.2	$202.0
Noninterest income	57.6	43.6	46.1	41.3	42.9
Total revenue	309.5	288.2	283.5	241.5	244.9
Noninterest expense	167.9	198.6	189.4	140.4	137.0
Pre-tax, pre-provision income	141.6	89.6	94.1	101.1	107.9
Provision for allowance for loan losses	6.8	5.8	4.9	7.1	7.6
Pre-tax income	134.8	83.8	89.2	94.0	100.3
Net income	105.2	65.3	99.5	106.1	100.2
Operating net income (non-GAAP)	106.5	88.6	94.7	74.1	81.7

Per-share data
Earnings per share, diluted	$0.48	$0.29	$0.46	$0.53	$0.50
Operating earnings per share, diluted (non-GAAP)	0.49	0.40	0.44	0.37	0.41
Book value per share	18.72	18.45	18.42	17.99	17.42
Tangible book value per share (non-GAAP)	13.13	12.90	12.90	13.14	12.53

Profitability
Return on average assets	1.37%	0.86%	1.36%	1.66%	1.60%
Operating return on average assets (non-GAAP)	1.38%	1.17%	1.30%	1.16%	1.30%
Return on average shareholders' equity	9.83%	6.07%	9.50%	11.28%	11.10%
Operating return on average shareholders' equity (non-GAAP)	9.95%	8.24%	9.03%	7.87%	9.05%
Return on average tangible shareholders' equity (non-GAAP) (1)	15.15%	9.75%	14.39%	16.42%	16.44%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	15.33%	12.84%	13.76%	11.71%	13.56%
Net interest margin (FTE)	3.66%	3.63%	3.61%	3.47%	3.59%
Cost of deposits	1.47%	1.46%	1.59%	1.55%	1.48%
Efficiency ratio	54.3%	68.9%	66.8%	58.2%	55.9%
Operating efficiency ratio (non-GAAP) (2)	49.0%	52.8%	50.1%	52.8%	50.8%

Balance Sheet (end of period)
Total assets	$31,142.0	$30,632.6	$30,586.9	$25,457.7	$25,456.2
Total loans	23,713.1	23,388.0	23,574.5	18,828.6	18,589.8
Total deposits	25,919.3	25,105.2	25,470.8	21,117.3	21,220.8
Total loans / total deposits	91%	93%	93%	89%	88%

Asset quality
Allowance for loan losses ("ALLL")	$325.4	$327.9	$331.8	$233.0	$232.1
ALLL / total nonperforming loans ("NPLs")	297.45%	238.18%	192.55%	336.73%	424.25%
Total NPLs / total loans	0.47%	0.60%	0.75%	0.37%	0.30%
Net charge-offs ("NCOs") / average total loans	0.17%	0.17%	0.18%	0.13%	0.00%

Capital adequacy
Shareholders' equity / assets	13.75%	13.99%	14.19%	14.95%	14.47%
CET1 capital ratio (3)	13.00%	13.16%	13.19%	14.71%	14.38%
Tangible shareholders' equity / tangible assets (non-GAAP)	10.06%	10.21%	10.38%	11.37%	10.85%

(1) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(2) The operating efficiency ratio excludes the amortization of intangible assets.
(3) CET1 capital ratio as of June 30, 2026 is a preliminary estimate.

EASTERN BANKSHARES, INC.
CONSOLIDATED BALANCE SHEETS

	As of
(Unaudited, dollars in millions)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
ASSETS
Cash and due from banks	$175.5	$111.4	$126.1	$117.4	$158.7
Short-term investments	80.6	220.1	190.8	293.0	394.8
Cash and cash equivalents	256.2	331.6	316.9	410.4	553.5
Available for sale ("AFS") securities	4,047.8	3,860.3	3,825.6	3,810.6	3,896.2
Held to maturity ("HTM") securities	764.2	712.6	599.6	514.1	499.2
Total securities	4,812.0	4,572.8	4,425.1	4,324.8	4,395.4
Loans held for sale	42.6	25.8	22.8	0.7	—
Loans:
Commercial and industrial	4,690.9	4,373.7	4,324.6	3,765.9	3,661.5
Commercial real estate	9,390.8	9,475.4	9,529.1	7,426.3	7,293.8
Commercial construction	544.5	503.2	567.6	464.0	472.3
Business banking	1,561.5	1,545.2	1,603.5	1,394.6	1,422.6
Total commercial loans	16,187.8	15,897.5	16,024.8	13,050.9	12,850.1
Residential real estate	5,442.0	5,467.0	5,516.1	4,011.2	4,016.4
Consumer home equity	1,824.8	1,765.5	1,758.1	1,503.0	1,458.4
Other consumer	258.5	258.1	275.5	263.5	264.8
Total loans	23,713.1	23,388.0	23,574.5	18,828.6	18,589.8
Allowance for loan losses	(325.4)	(327.9)	(331.8)	(233.0)	(232.1)
Unamortized prem./disc. and def. fees	(431.7)	(464.0)	(489.4)	(262.9)	(274.7)
Net loans	22,956.0	22,596.2	22,753.2	18,332.7	18,083.0
Federal Home Loan Bank stock, at cost	21.3	38.8	13.8	6.3	6.3
Premises and equipment	118.2	117.6	120.0	72.1	66.4
Bank-owned life insurance	311.4	309.4	307.8	207.3	207.1
Goodwill and other intangibles, net	1,277.6	1,289.3	1,300.9	1,026.7	1,034.5
Deferred income taxes, net	293.7	306.1	310.0	252.9	279.3
Prepaid expenses	255.2	258.4	259.9	227.1	230.7
Other assets	797.7	786.7	756.4	596.8	599.9
Total assets	$31,142.0	$30,632.6	$30,586.9	$25,457.7	$25,456.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$6,540.6	$6,596.6	$6,341.2	$5,662.3	$5,948.3
Interest checking accounts	4,706.5	4,508.8	4,727.2	4,240.7	4,455.1
Savings accounts	2,151.3	2,140.1	2,010.0	1,579.9	1,605.1
Money market investment	8,207.1	7,715.5	7,885.7	6,269.6	5,964.6
Certificates of deposit	4,313.8	4,144.3	4,506.6	3,364.8	3,247.7
Total deposits	25,919.3	25,105.2	25,470.8	21,117.3	21,220.8
Borrowed funds:
Federal Home Loan Bank advances	364.4	689.2	199.6	25.9	26.8
Interest rate swap collateral funds	34.2	28.0	15.3	13.9	21.4
Total borrowed funds	398.6	717.2	214.9	39.8	48.2
Other liabilities	540.8	524.1	560.6	495.0	503.3
Total liabilities	26,858.7	26,346.6	26,246.3	21,652.2	21,772.3
Shareholders' equity:
Common shares	2.3	2.3	2.4	2.1	2.1
Additional paid-in capital	2,483.0	2,549.4	2,621.0	2,193.9	2,189.7
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(120.3)	(121.5)	(122.8)	(124.0)	(125.3)
Retained earnings	2,176.0	2,103.7	2,067.3	1,997.0	1,916.9
Accumulated other comprehensive income ("AOCI"), net of tax	(257.8)	(247.8)	(227.4)	(263.5)	(299.5)
Total shareholders' equity	4,283.2	4,286.0	4,340.6	3,805.5	3,683.9
Total liabilities and shareholders' equity	$31,142.0	$30,632.6	$30,586.9	$25,457.7	$25,456.2

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Jun 30, 2026 change from three months ended
(Unaudited, dollars in millions, except per-share data)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Mar 31, 2026		Jun 30, 2025

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$308.5	$301.8	$241.1	$6.7	2%	$67.4	28%
Taxable interest and dividends on securities	35.0	33.2	34.1	1.8	6%	0.9	3%
Non-taxable interest and dividends on securities	4.6	3.6	1.8	1.0	29%	2.9	161%
Interest on federal funds sold and other short-term investments	1.8	1.0	2.4	0.8	76%	(0.6)	(25)%
Total interest and dividend income	349.9	339.5	279.3	10.4	3%	70.6	25%
Interest expense:
Interest on deposits	93.0	90.4	76.7	2.6	3%	16.3	21%
Interest on borrowings	4.9	4.5	0.6	0.5	11%	4.3	719%
Total interest expense	98.0	94.9	77.3	3.1	3%	20.7	27%
Net interest income	251.9	244.7	202.0	7.3	3%	49.9	25%
Provision for allowance for loan losses	6.8	5.8	7.6	1.0	17%	(0.8)	(11)%
Net interest income after provision for allowance for loan losses	245.2	238.9	194.4	6.3	3%	50.7	26%
Noninterest income:
Investment advisory fees	19.7	18.3	17.3	1.4	8%	2.4	14%
Service charges on deposit accounts	10.0	9.9	8.2	0.1	1%	1.8	22%
Card Income	6.0	5.8	4.2	0.2	4%	1.8	43%
Interest rate swap income	2.0	1.0	1.0	1.0	103%	1.0	104%
Income (loss) from investments for employee retirement benefits	7.0	(1.9)	5.7	8.9	NM	1.2	23%
Mortgage banking income (loss)	3.3	2.9	(0.1)	0.5	17%	3.4	NM
Miscellaneous income and fees	9.8	9.0	5.9	0.7	8%	3.9	67%
Non-operating (loss) income	(0.3)	(1.5)	0.6	1.2	NM	(0.9)	NM
Total noninterest income	57.6	43.6	42.9	14.0	32%	14.7	NM
Noninterest expense:
Salaries and employee benefits	97.0	102.2	80.7	(5.1)	(5)%	16.3	20%
Occupancy and equipment	13.2	14.1	11.2	(0.9)	(6)%	2.0	18%
Technology and data processing	23.7	23.8	18.4	(0.1)	—%	5.3	29%
Professional services	5.7	3.4	3.0	2.3	66%	2.6	87%
Marketing expenses	3.1	2.7	2.4	0.4	15%	0.7	27%
FDIC insurance	3.7	3.4	3.8	0.4	11%	—	(1)%
Amortization of intangible assets	11.6	11.6	7.8	—	—%	3.8	49%
Other operating expense	8.2	6.6	7.0	1.6	24%	1.2	17%
Non-operating expense	1.6	30.8	2.6	(29.2)	(95)%	(1.0)	(40)%
Total noninterest expense	167.9	198.6	137.0	(30.7)	(15)%	31.0	23%
Income before income tax expense	134.8	83.8	100.3	51.0	61%	34.5	34%
Income tax expense	29.6	18.6	0.1	11.0	59%	29.5	NM
Net income	$105.2	$65.3	$100.2	$40.0	61%	$5.0	5%

Share data:
Weighted average common shares outstanding, basic	218.3	222.1	198.5	(3.9)	(2)%	19.7	10%

Weighted average common shares outstanding, diluted	219.2	223.4	199.0	(4.1)	(2)%	20.3	10%

Earnings per share, basic	$0.48	$0.29	$0.50	$0.19	66%	$(0.02)	(4)%

Earnings per share, diluted	$0.48	$0.29	$0.50	$0.19	66%	$(0.02)	(4)%

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Six months ended
(Unaudited, dollars in millions, except per-share data)	Jun 30, 2026	Jun 30, 2025	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$610.2	$469.6	$140.7	30%
Taxable interest and dividends on securities	68.2	65.3	3.0	5%
Non-taxable interest and dividends on securities	8.2	3.2	5.0	156%
Interest on federal funds sold and other short-term investments	2.8	7.0	(4.2)	(60)%
Total interest and dividend income	689.5	545.0	144.4	26%
Interest expense:
Interest on deposits	183.5	152.7	30.8	20%
Interest on borrowings	9.4	1.4	8.0	566%
Total interest expense	192.9	154.1	38.8	25%
Net interest income	496.6	390.9	105.7	27%
Provision for allowance for loan losses	12.5	14.2	(1.7)	(12)%
Net interest income after provision for allowance for loan losses	484.1	376.7	107.3	28%
Noninterest income:
Investment advisory fees	38.0	33.7	4.3	13%
Service charges on deposit accounts	20.0	16.6	3.4	21%
Card Income	11.8	8.2	3.7	45%
Interest rate swap income	3.0	1.5	1.5	103%
Income from investments for employee retirement benefits	5.1	4.5	0.6	14%
Mortgage banking income (loss)	6.2	(0.2)	6.4	NM
Losses on sales of securities available for sale, net	—	(269.6)	269.6	NM
Miscellaneous income and fees	18.8	12.2	6.6	54%
Other non-operating (loss) income	(1.8)	—	(1.8)	NM
Total noninterest income (loss)	101.1	(193.3)	294.4	NM
Noninterest expense:
Salaries and employee benefits	199.2	160.6	38.6	24%
Occupancy and equipment	27.4	21.8	5.5	25%
Technology and data processing	47.6	36.4	11.2	31%
Professional services	9.1	6.0	3.1	53%
Marketing expenses	5.8	4.2	1.6	39%
FDIC insurance	7.1	7.1	—	1%
Amortization of intangible assets	23.3	15.6	7.7	49%
Other operating expense	14.8	12.9	2.0	15%
Non-operating expense	32.3	2.6	29.7	NM
Total noninterest expense	366.6	267.1	99.5	37%
Income (loss) before income tax expense	218.6	(83.6)	302.3	NM
Income tax expense	48.2	33.8	14.4	42%
Net income (loss)	$170.5	$(117.4)	$287.9	NM

Share data:
Weighted average common shares outstanding, basic	220.2	199.3	20.9	10%

Weighted average common shares outstanding, diluted	221.4	199.3	22.1	11%

Earnings (loss) per share, basic	$0.77	$(0.59)	$1.36	NM

Earnings (loss) per share, diluted	$0.77	$(0.59)	$1.36	NM

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Jun 30, 2026			Mar 31, 2026			Jun 30, 2025
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$15,856.2	$216.7	5.48%	$15,846.2	$214.2	5.48%	$12,533.4	$174.6	5.59%
Residential	5,189.2	63.8	4.93%	5,227.9	60.7	4.71%	3,888.9	43.2	4.46%
Consumer	2,011.4	33.0	6.58%	1,980.6	32.0	6.55%	1,654.3	27.5	6.68%
Total loans	23,056.9	313.5	5.45%	23,054.7	306.9	5.40%	18,076.7	245.4	5.45%
Total investment securities	5,043.2	40.9	3.25%	4,826.8	37.8	3.18%	4,831.7	36.4	3.02%
Federal funds sold and other short-term investments	200.4	1.8	3.55%	126.0	1.0	3.25%	228.8	2.4	4.14%
Total interest-earning assets	28,300.4	356.1	5.05%	28,007.5	345.7	5.01%	23,137.2	284.1	4.93%
Non-interest-earning assets	2,531.6			2,605.5			1,921.6
Total assets	$30,832.0			$30,613.1			$25,058.8

Interest-bearing liabilities:
Deposits:
Savings	$2,123.9	$2.1	0.39%	$2,056.5	$1.8	0.35%	$1,632.1	$1.2	0.30%
Interest checking	4,677.3	10.0	0.86%	4,669.2	9.7	0.84%	4,410.1	10.2	0.92%
Money market	8,039.0	44.8	2.24%	7,860.9	41.7	2.15%	5,893.6	33.7	2.29%
Time deposits	4,184.8	36.2	3.46%	4,277.9	37.3	3.53%	3,228.4	31.7	3.94%
Total interest-bearing deposits	19,025.0	93.0	1.96%	18,864.4	90.4	1.94%	15,164.2	76.7	2.03%
Borrowings	534.8	4.9	3.70%	487.5	4.5	3.71%	65.8	0.6	3.67%
Total interest-bearing liabilities	19,559.8	98.0	2.01%	19,351.9	94.9	1.99%	15,230.0	77.3	2.04%
Demand deposit accounts	6,435.4			6,330.2			5,662.1
Other noninterest-bearing liabilities	543.4			569.4			543.5
Total liabilities	26,538.6			26,251.5			21,435.6
Shareholders' equity	4,293.4			4,361.5			3,623.2
Total liabilities and shareholders' equity	$30,832.0			$30,613.1			$25,058.8

Net interest income - FTE		$258.2			$250.8			$206.8
Net interest-earning assets (2)	$8,740.6			$8,655.6			$7,907.2
Net interest margin - FTE (3)			3.66%			3.63%			3.59%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the six months ended
	Jun 30, 2026			Jun 30, 2025
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$15,851.2	$430.9	5.48%	$12,419.8	$338.5	5.50%
Residential	5,208.4	124.5	4.82%	3,901.3	85.9	4.44%
Consumer	1,996.1	65.0	6.56%	1,635.5	53.7	6.62%
Total loans	23,055.8	620.4	5.43%	17,956.6	478.1	5.37%
Total investment securities	4,935.6	78.7	3.21%	4,899.0	69.4	2.86%
Federal funds sold and other short-term investments	163.4	2.8	3.44%	333.0	7.0	4.24%
Total interest-earning assets	28,154.8	701.8	5.03%	23,188.6	554.5	4.82%
Non-interest-earning assets	2,568.4			1,874.9
Total assets	$30,723.2			$25,063.5

Interest-bearing liabilities:
Deposits:
Savings	$2,090.4	$3.9	0.37%	$1,640.1	$2.4	0.30%
Interest checking	4,673.3	19.6	0.85%	4,451.3	20.2	0.92%
Money market	7,950.4	86.6	2.20%	5,814.0	65.4	2.27%
Time deposits	4,231.1	73.4	3.50%	3,219.9	64.7	4.05%
Total interest-bearing deposits	18,945.2	183.5	1.95%	15,125.3	152.7	2.04%
Borrowings	511.3	9.4	3.70%	75.7	1.4	3.76%
Total interest-bearing liabilities	19,456.5	192.9	2.00%	15,201.0	154.1	2.04%
Demand deposit accounts	6,382.9			5,701.9
Other noninterest-bearing liabilities	556.6			557.2
Total liabilities	26,395.9			21,460.2
Shareholders' equity	4,327.3			3,603.3
Total liabilities and shareholders' equity	$30,723.2			$25,063.5

Net interest income - FTE		$509.0			$400.3
Net interest-earning assets (2)	$8,698.3			$7,987.6
Net interest margin - FTE (3)			3.65%			3.48%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
(Unaudited, dollars in millions)
Non-accrual loans:
Commercial	$80.8	$109.8	$146.6	$50.5	$36.7
Residential	21.9	21.9	19.2	11.4	10.5
Consumer	6.6	6.0	6.5	7.3	7.5
Total non-accrual loans	109.4	137.7	172.3	69.2	54.7
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	109.4	137.7	172.3	69.2	54.7
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$109.4	$137.7	$172.3	$69.2	$54.7
Total non-performing loans to total loans	0.47%	0.60%	0.75%	0.37%	0.30%
Total non-performing assets to total assets	0.35%	0.45%	0.56%	0.27%	0.21%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC.
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
(Unaudited, dollars in millions)
Average total loans	$23,030.9	$23,030.9	$21,479.3	$18,447.7	$18,075.2
Allowance for loan losses, beginning of the period	327.9	331.8	233.0	232.1	224.3
Net loans charged-off (recovered):
Commercial and industrial	—	5.7	8.4	1.4	0.1
Commercial real estate	8.3	3.6	1.3	4.0	(0.6)
Commercial construction	—	—	(1.2)	—	—
Business banking	0.8	0.1	0.9	0.3	0.1
Residential real estate	—	—	—	0.1	—
Consumer home equity	—	(0.1)	—	0.1	—
Other consumer	0.6	0.4	0.4	0.3	0.3
Total net loans charged-off (recovered)	9.8	9.7	9.8	6.2	(0.2)
Initial allowance established for acquired loans	0.5	—	103.7	—	—
Provision for allowance for loan losses	6.8	5.8	4.9	7.1	7.6
Total allowance for loan losses, end of period	$325.4	$327.9	$331.8	$233.0	$232.1
Net charge-offs to average total loans outstanding during this period	0.17%	0.17%	0.18%	0.13%	0.00%
Allowance for loan losses as a percent of total loans	1.40%	1.43%	1.44%	1.26%	1.27%
Allowance for loan losses as a percent of nonperforming loans	297.45%	238.18%	192.55%	336.73%	424.25%

Note: columns may not foot due to rounding.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
(Unaudited, dollars in millions, except per-share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025

Net income (GAAP)	$105.2	$65.3	$99.5	$106.1	$100.2
Add:
Noninterest income components:
Loss (gain) on sale of other equity investment	—	—	—	(1.6)	—
Losses (gains) on sales of other assets	0.3	1.5	0.7	0.1	(0.6)
Noninterest expense components:
Lease impairment	—	—	3.5	—	—
Expenses associated with staffing reorganization	—	2.7	—	—	—
Merger and acquisition expenses	1.6	28.1	29.9	3.2	2.6
Total impact of non-GAAP adjustments	1.8	32.3	34.0	1.7	2.0
Less: net tax benefit associated with non-GAAP adjustments (1)	0.5	8.9	38.8	33.8	20.5
Non-GAAP adjustments, net of tax	$1.3	$23.4	$(4.8)	$(32.1)	$(18.5)
Operating net income (non-GAAP)	$106.5	$88.6	$94.7	$74.1	$81.7

Weighted average common shares outstanding during the period:
Basic	218.3	222.1	215.2	198.7	198.5
Diluted	219.2	223.4	216.4	199.5	199.0

Earnings per share, basic:	$0.48	$0.29	$0.46	$0.53	$0.50
Earnings per share, diluted:	$0.48	$0.29	$0.46	$0.53	$0.50

Operating earnings per share, basic (non-GAAP)	$0.49	$0.40	$0.44	$0.37	$0.41
Operating earnings per share, diluted (non-GAAP)	$0.49	$0.40	$0.44	$0.37	$0.41

Return on average assets (2)	1.37%	0.86%	1.36%	1.66%	1.60%
Add:
Loss (gain) on sale of other equity investment (2)	0.00%	0.00%	0.00%	(0.02)%	0.00%
Losses (gains) on sales of other assets (2)	0.00%	0.02%	0.01%	0.00%	(0.01)%
Lease impairment (2)	0.00%	0.00%	0.05%	0.00%	0.00%
Expenses associated with staffing reorganization (2)	0.00%	0.04%	0.00%	0.00%	0.00%
Merger and acquisition expenses (2)	0.02%	0.37%	0.41%	0.05%	0.04%
Less: net tax benefit associated with non-GAAP adjustments (1) (2)	0.01%	0.12%	0.53%	0.53%	0.33%
Operating return on average assets (non-GAAP) (2)	1.38%	1.17%	1.30%	1.16%	1.30%

Return on average shareholders' equity (2)	9.83%	6.07%	9.50%	11.28%	11.10%
Add:
Loss (gain) on sale of other equity investment (2)	0.00%	0.00%	0.00%	(0.17)%	0.00%
Losses (gains) on sales of other assets (2)	0.03%	0.14%	0.06%	0.01%	(0.07)%
Lease impairment (2)	0.00%	0.00%	0.33%	0.00%	0.00%
Expenses associated with staffing reorganization (2)	0.00%	0.25%	0.00%	0.00%	0.00%
Merger and acquisition expenses (2)	0.14%	2.61%	2.85%	0.34%	0.29%
Less: net tax benefit associated with non-GAAP adjustments (1) (2)	0.05%	0.83%	3.71%	3.59%	2.27%
Operating return on average shareholders' equity (non-GAAP) (2)	9.95%	8.24%	9.03%	7.87%	9.05%

Tangible net income
Net income (GAAP)	$105.2	$65.3	$99.5	$106.1	$100.2
Add: Amortization of intangible assets	11.6	11.6	10.8	7.8	7.8
Less: Tax effect of amortization of intangible assets (3)	3.2	3.2	3.0	2.2	2.2
Tangible net income (non-GAAP) (4)	$113.6	$73.7	$107.3	$111.8	$105.9
Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$4,293.4	$4,361.5	$4,154.9	$3,733.4	$3,623.2
Less: Average goodwill and other intangibles	1,284.6	1,296.8	1,196.4	1,031.8	1,039.6
Average tangible shareholders' equity (non-GAAP)	$3,008.8	$3,064.7	$2,958.6	$2,701.5	$2,583.5

Return on average tangible shareholders' equity (non-GAAP) (2) (4)	15.15%	9.75%	14.39%	16.42%	16.44%
Add:
Loss (gain) on sale of other equity investment (2)	0.00%	0.00%	0.00%	(0.23)%	0.00%
Losses (gains) on sales of other assets (2)	0.04%	0.20%	0.09%	0.01%	(0.10)%
Lease impairment (2)	0.00%	0.00%	0.47%	0.00%	0.00%
Expenses associated with staffing reorganization (2)	0.00%	0.36%	0.00%	0.00%	0.00%
Merger and acquisition expenses (2)	0.21%	3.71%	4.01%	0.47%	0.40%
Less: net tax benefit associated with non-GAAP adjustments (1) (2)	0.07%	1.18%	5.20%	4.96%	3.18%
Operating return on average tangible shareholders' equity (non-GAAP) (2) (4)	15.33%	12.84%	13.76%	11.71%	13.56%

(1) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income.
(2) Metrics for the three months presented on an annualized basis.
(3) The tax effect of amortization of intangible assets is calculated using the Company's combined statutory tax rate of 27.7%.
(4) The tangible net income (loss), return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
Note: columns may not foot due to rounding.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
(Unaudited, dollars in millions)
Net interest income (GAAP)	$251.9	$244.7	$237.4	$200.2	$202.0
Add:
Tax-equivalent adjustment (non-GAAP) (1)	6.2	6.2	6.0	5.1	4.8
Fully-taxable equivalent net interest income (non-GAAP)	$258.2	$250.8	$243.4	$205.4	$206.8

Noninterest income (GAAP)	$57.6	$43.6	$46.1	$41.3	$42.9
Less:
Losses on sales of securities available for sale, net	—	—	—	—	—
Gain on sale of other equity investment	—	—	—	1.6	—
(Losses) gains on sales of other assets	(0.3)	(1.5)	(0.7)	(0.1)	0.6
Noninterest income on an operating basis (non-GAAP)	$57.9	$45.1	$46.7	$39.7	$42.2

Noninterest expense (GAAP)	$167.9	$198.6	$189.4	$140.4	$137.0
Less:
Lease impairment	—	—	3.5	—	—
Expenses associated with staffing reorganization	—	2.7	—	—	—
Merger and acquisition expenses	1.6	28.1	29.9	3.2	2.6
Noninterest expense on an operating basis (non-GAAP)	$166.4	$167.9	$156.1	$137.2	$134.4
Less: Amortization of intangible assets	$11.6	$11.6	$10.8	$7.8	$7.8
Noninterest expense for calculating the operating efficiency ratio (non-GAAP) (2)	$154.8	$156.2	$145.3	$129.4	$126.6

Total revenue (GAAP)	$309.5	$288.2	$283.5	$241.5	$244.9
Total operating revenue (non-GAAP)	$316.0	$295.9	$290.1	$245.1	$249.1

Efficiency ratio (GAAP)	54.3%	68.9%	66.8%	58.2%	55.9%
Operating efficiency ratio (non-GAAP) (2)	49.0%	52.8%	50.1%	52.8%	50.8%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 21.1%, 22.0%, 22.6%, 21.8%, and 21.8% for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.
(2) The operating efficiency ratio excludes, in addition to the adjustments made to operating net income, the amortization of intangible assets. This measure is used by the Company when analyzing corporate performance and the Company believes that investors may find it useful.
Note: columns may not foot due to rounding.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
(Unaudited, dollars in millions, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$4,283.2	$4,286.0	$4,340.6	$3,805.5	$3,683.9
Less: Goodwill and other intangibles	1,277.6	1,289.3	1,300.9	1,026.7	1,034.5
Tangible shareholders' equity (non-GAAP)	3,005.6	2,996.7	3,039.6	2,778.8	2,649.3

Tangible assets:
Total assets (GAAP)	31,142.0	30,632.6	30,586.9	25,457.7	25,456.2
Less: Goodwill and other intangibles	1,277.6	1,289.3	1,300.9	1,026.7	1,034.5
Tangible assets (non-GAAP)	$29,864.3	$29,343.3	$29,285.9	$24,431.0	$24,421.6

Shareholders' equity to assets ratio (GAAP)	13.75%	13.99%	14.19%	14.95%	14.47%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	10.06%	10.21%	10.38%	11.37%	10.85%

Common shares outstanding	228.9	232.3	235.6	211.5	211.5

Book value per share (GAAP)	$18.72	$18.45	$18.42	$17.99	$17.42
Tangible book value per share (non-GAAP)	$13.13	$12.90	$12.90	$13.14	$12.53

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of			Change from
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Mar 31, 2026	Jun 30, 2025
(Unaudited, dollars in millions, except per-share data)
Common stock	$2.3	$2.3	$2.1	$—	$0.2
Additional paid in capital	2,483.0	2,549.4	2,189.7	(66.4)	293.2
Unallocated ESOP common stock	(120.3)	(121.5)	(125.3)	1.3	5.0
Retained earnings	2,176.0	2,103.7	1,916.9	72.4	259.2
AOCI, net of tax - available for sale securities	(285.8)	(277.2)	(312.7)	(8.6)	26.8
AOCI, net of tax - pension	31.8	33.4	23.8	(1.6)	8.0
AOCI, net of tax - cash flow hedge	(3.8)	(4.0)	(10.6)	0.2	6.9
Total shareholders' equity:	$4,283.2	$4,286.0	$3,683.9	$(2.8)	$599.3
Less: Goodwill and other intangibles	1,277.6	1,289.3	1,034.5	(11.6)	243.1
Tangible shareholders' equity (non-GAAP)	$3,005.6	$2,996.7	$2,649.3	$8.9	$356.2

Common shares outstanding	228.9	232.3	211.5	(3.4)	17.4

Per share:
Common stock	$0.01	$0.01	$0.01	$—	$—
Additional paid in capital	10.85	10.97	10.36	(0.13)	0.49
Unallocated ESOP common stock	(0.53)	(0.52)	(0.59)	—	0.07
Retained earnings	9.51	9.06	9.06	0.45	0.44
AOCI, net of tax - available for sale securities	(1.25)	(1.19)	(1.48)	(0.06)	0.23
AOCI, net of tax - pension	0.14	0.14	0.11	—	0.03
AOCI, net of tax - cash flow hedge	(0.02)	(0.02)	(0.05)	—	0.03
Total shareholders' equity:	$18.72	$18.45	$17.42	$0.26	$1.29
Less: Goodwill and other intangibles	5.58	5.55	4.89	0.03	0.69
Tangible shareholders' equity (non-GAAP)	$13.13	$12.90	$12.53	$0.23	$0.60

Note: columns may not foot due to rounding.